Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Amendment No.2 to the Registration Statement on Form F-1 of Rich Sparkle Holdings Limited (the “Company”) of our report dated March 6, 2025, except for Note 1, as to which the date is April 11, 2025, relating to the consolidated financial statements of the Company and its subsidiaries for the years ended September 30, 2024 and 2023, appearing in such Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

June 06, 2025